UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

BARNWELL INDUSTRIES, INC.

Notice of 2026 Annual Meeting of Stockholders

To the Stockholders of BARNWELL INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of BARNWELL INDUSTRIES, INC., a Delaware corporation, will be held on June 29, 2026, at 10:00 a.m., Central Daylight Time, in the Barnwell executive offices, 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046 (including any adjournments, postponements or continuations, the “2026 Annual Meeting”), for the following purposes:

(1)	the election of directors named herein to serve until the next annual meeting of stockholders and until their respective successors may be elected and qualified;

(2)
the approval of amendments to the 2018 Equity Incentive Plan (the “2018 Plan”) to (i) increase the number of shares available for issuance under the 2018 Plan from 1,600,000 to 3,080,000, and (ii) increase the individual annual share limits set forth in Section 4.2 of the 2018 Plan;

(3)	ratification of certain equity awards granted in excess of individual share limits under the 2018 Plan;

(4)	an advisory (non-binding) vote on executive compensation;

(5)	an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation;

(6)	the ratification of the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for the fiscal year ending September 30, 2026; and

(7)	transacting any other business which may properly come before the 2026 Annual Meeting.

Only stockholders of record at the close of business on May 4, 2026, are entitled to notice of, and to vote at, the 2026 Annual Meeting. If you have received this notice by mail, the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2025, which includes consolidated financial statements, is enclosed herewith, and it is otherwise available for viewing and printing on www.proxyvote.com and under the “Investors” and “SEC Filings” tabs of Barnwell’s website at http://www.brninc.com. Information on our website does not constitute part of the Company’s proxy solicitation materials.

We will be pleased to have you attend the 2026 Annual Meeting. However, if you are unable to do so, please sign and return the accompanying proxy card in the enclosed addressed envelope or vote by telephone or via the Internet.

If you have any questions, please contact Georgeson Advisors (“Georgeson”), our proxy solicitor assisting us in connection with the 2026 Annual Meeting. Stockholders may call Georgeson toll free at +1 (888) 550-7420 or contact them by email at: Barnwell2026@georgeson.com.

By Order of the Board of Directors,

/s/ Philip F. Patman, Jr.
PHILIP F. PATMAN, JR.
Secretary

Dated: May 20, 2026

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON JUNE 29, 2026:

This Notice of the 2026 Annual Meeting of Stockholders, the accompanying proxy statement, the form of proxy card and Barnwell’s 2025 Annual Report on Form 10-K for the fiscal year ended September 30, 2025, are being mailed to stockholders who have requested hard copies on or after May 20, 2026.

These materials are available for viewing and printing by registered and beneficial stockholders on www.proxyvote.com and otherwise under the “Investors” and “SEC Filings” tabs of Barnwell’s website at http://www.brninc.com. Information on our website does not constitute part of the Company’s proxy solicitation materials.

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2026 ANNUAL MEETING	1
SOLICITATION AND REVOCATION OF PROXIES	5
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
NOMINEES TO THE BOARD OF DIRECTORS	8
BOARD LEADERSHIP STRUCTURE; RISK OVERSIGHT	12
COMPENSATION COMMITTEE	12
NAMED EXECUTIVE OFFICERS OF THE COMPANY	13
EXECUTIVE COMPENSATION	13
DIRECTOR COMPENSATION	19
PAY VERSUS PERFORMANCE	16
AUDIT COMMITTEE	20
REPORT OF THE AUDIT COMMITTEE	21
EXECUTIVE COMMITTEE	22
NOMINATING COMMITTEE	22
RESERVES COMMITTEE	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PROPOSAL NO. 2 APPROVAL OF AMENDMENTS TO THE 2018 EQUITY INCENTIVE PLAN	25
PROPOSAL NO. 3 RATIFICATION OF EQUITY AWARDS GRANTED IN EXCESS OF INDIVIDUAL SHARE LIMITS UNDER THE 2018 PLAN	33
PROPOSAL NO. 4 ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	36
PROPOSAL NO. 5 ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	37
PROPOSAL NO. 6 RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2026	38
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
CODE OF ETHICS	40
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING	40
GENERAL	42
APPENDIX A – Amendment to 2018 Equity Incentive Plan	43

GENERAL INFORMATION
The Board of Directors (the “Board”) of Barnwell Industries, Inc. (“Barnwell” or the “Company”) is soliciting the enclosed proxy to be used at the Company’s 2026 Annual Meeting of Stockholders for the purposes set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders. The proxy statement, proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, (the “2025 Annual Report”) are being distributed or made available to the Company’s stockholders on or about May 20, 2026.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
2026 ANNUAL MEETING
Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote on your behalf. You are giving the individual(s) appointed by the Board as proxy the authority to vote your shares in the manner you indicate. We have designated Craig D. Hopkins and Philip F. Patman, Jr. as the Company’s proxies for the 2026 Annual Meeting.

Q:	Who can vote at the 2026 Annual Meeting?

A:
Only stockholders of record of the Company’s common stock, par value $0.50 per share (the “Common Stock”) at the close of business on May 4, 2026 (the “Record Date”) will be entitled to vote at the 2026 Annual Meeting. On the Record Date, 14,338,575 shares of Common Stock were issued and outstanding.

Q:	How many shares must be present to conduct the 2026 Annual Meeting?

A:
We must have a “quorum” present in person or by proxy to hold the 2026 Annual Meeting. A quorum is a majority of the issued and outstanding shares entitled to vote as of the Record Date. Shares are counted as present at the 2026 Annual Meeting if a stockholder entitled to vote is present at the 2026 Annual Meeting or has submitted a properly signed proxy in writing, or by voting by telephone or via the Internet. Abstentions and broker non-votes, if any, will be counted for the purpose of determining the existence of a quorum.

Q:
Why did I receive a one-page notice (the “Notice of Internet Availability of Proxy Materials”) in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
The rules and regulations of the Securities and Exchange Commission (the “SEC”) allow companies to furnish proxy materials by providing access to such documents on the Internet instead of mailing a printed copy of proxy materials to each stockholder of record. Stockholders who previously requested to receive printed copies of proxy materials by mail will continue to receive them by mail. Stockholders who have not previously indicated a preference for printed copies of proxy materials are receiving the Notice. Notice of Internet Availability of Proxy Materials provides instructions on how to access and review all of the proxy materials and how to submit your proxy via the Internet. If you would like to receive a printed or e-mail copy of the proxy materials, please follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

Q:	How can you vote before the 2026 Annual Meeting?

A:
We encourage stockholders to submit their votes in advance of the 2026 Annual Meeting. To submit your votes by Internet, follow the instructions on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you received your materials by mail, you can also vote by telephone or simply complete and return the proxy or voting instruction form in the envelope provided. If you vote in advance using one of these methods, you are still welcome to attend the 2026 Annual Meeting and vote in person.

Q:	How can you vote in person at the 2026 Annual Meeting?

A:
Stockholders who hold shares directly with the Company may attend the 2026 Annual Meeting and vote in person or may execute a proxy designating a single representative to attend and vote on their behalf. If you do not hold your shares directly with us and they are instead held for you in a brokerage, bank or other institutional account, you may attend and vote in person if you obtain a proxy card from that institution in advance of the 2026 Annual Meeting and bring it with you to hand in along with the ballot that will be provided.

Q:	How are the votes counted?

A:
You will have one vote for each share of our common stock that you owned on the record date. If the proxy card is properly executed and returned prior to the 2026 Annual Meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the Board on that proposal.

No Cumulative Voting. Holders of common stock shall not be entitled to cumulate their votes for the election of directors or any other matters.
Abstentions. In all matters abstentions have the same effect as votes “AGAINST” the matter. Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.
Broker Non-Votes. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Consequently, if you hold shares in street name and you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of Weaver and Tidwell, L.L.P.
Q:	How many votes are needed to have the proposals pass?

A:
Proposal 1 - Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock represented at the 2026 Annual Meeting in person or by proxy is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. Broker discretionary voting is not allowed for this proposal. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Proposal 2 – Approval of Amendments to the 2018 Equity Incentive Plan: The affirmative vote of the holders of a majority of our shares of common stock represented at the 2026 Annual Meeting in person or by proxy is required for the approval of the amendments to the 2018 Equity Incentive Plan. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal.
Proposal 3 – Ratification of Equity Award Granted in Excess of Individual Award Limits under the 2018 Equity Incentive Plan: The affirmative vote of the holders of a majority of our shares of common stock represented at the 2026 Annual Meeting in person or by proxy is required for the approval of the ratification of certain equity awards granted in excess of individual award limits under the 2018 Equity Incentive Plan. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal.
Proposal 4 – Advisory (Non-Binding) Vote on Executive Compensation: The vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote) is advisory and, therefore, not binding on the Company, the Compensation Committee or our Board. The affirmative vote of the holders of a majority of our common stock represented at the 2026 Annual Meeting in person or by proxy is required for the non-binding advisory vote on executive compensation. Stockholders may vote in favor of or against the proposal or they may abstain. Broker discretionary voting is not allowed for this proposal. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal.
Proposal 5 – Advisory (Non-Binding) Vote on the Frequency of the Advisory (Non-Binding) Vote on Executive Compensation: The vote to approve the frequency of the advisory (non-binding) vote on executive compensation is advisory and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors. The affirmative vote of the holders of a majority of our common stock represented at the 2026 Annual Meeting in person or by proxy is required for the non-binding advisory vote on the frequency of the advisory (non-binding) vote on executive compensation. Stockholders may vote in favor of or against the Proposal or they may abstain. Broker discretionary voting is not allowed for this proposal. Abstentions and broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal.
Proposal 6 - Appointment of Independent Registered Public Accountants: The affirmative vote of the holders of a majority of our shares of common stock represented at the 2026 Annual Meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against this proposal or they may abstain. Broker discretionary voting is allowed for this proposal. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal.
Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

1.	giving timely written notice of the revocation to our Secretary,
2.	executing and delivering a proxy card with a later date, or
3.	voting in person at the meeting.

Q:	How would my proxy be voted on other matters?

A:
The Board is not aware of any matters that are expected to come before the 2026 Annual Meeting other than those referred to in this Proxy Statement. The persons named on the proxy card will have discretionary authority to vote on business other than Proposals 1-6 as may properly come before the 2026 Annual Meeting.

Q:	What is the board of directors’ voting recommendation?

A:
For the reasons set forth in more detail later in the Proxy Statement, the Board recommends a vote FOR the election of all nominees for director proposed by our Board (Proposal No. 1). The Board has adopted the amendments to Barnwell’s 2018 Equity Incentive Plan and recommends a vote FOR approval of such amendments (Proposal No. 2). The Board approved the ratification of the equity awards granted in excess of the individual share limits under the 2018 Equity Incentive Plan and recommends a vote FOR Proposal No. 3. The Board recommends a vote FOR approval of the non-binding advisory vote on executive compensation (Proposal No. 4). The Board recommends a vote FOR one (1) year for the non-binding advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 5).The Board ratified the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 (Proposal No. 6) which selection was made by the Company’s audit committee. The Board recommends a vote FOR Proposal No. 6.

Q:	Who will pay for the costs of this proxy solicitation?

A:
The Company will pay the cost of soliciting proxies. The Company intends to use the services of Georgeson Advisors to assist in the solicitation of proxies. The Company expects to pay market rates for such services, with an estimated fee of $17,500 including expenses.

Q:	Who can answer my questions?

A:
Your vote at the 2026 Annual Meeting is important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have any questions or require assistance in submitting a proxy for your shares, please contact the Company’s proxy solicitor, Georgeson, at +1 (888) 550-7420 or at Barnwell2026@georgeson.com.

Q:	What is “householding” and how does it affect me?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name (or the company reasonably believes that they all are members of the same family) by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers engage in householding, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that proxy materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive separate proxy materials, they should notify their broker if their shares are held in a brokerage account, or the Company if they hold registered shares. The Company will deliver promptly upon written or oral request a separate copy of the Notice, the 2025 Annual Report, or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, stockholders should notify their broker or the Company. Any such written notice directed to the Company should be addressed to Philip F. Patman, Jr., Barnwell Industries, Inc., 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046.

Q:	How can I find out the results of the voting at the 2026 Annual Meeting?

A:	We plan to announce preliminary voting results at the 2026 Annual Meeting. We will report final voting results in a filing with the SEC within four business days of the 2026 Annual Meeting.

Q:	What happens if the 2026 Annual Meeting is postponed or adjourned?

A:	Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

BARNWELL INDUSTRIES, INC.
24 GREENWAY PLAZA, SUITE 1800Q
 HOUSTON, TEXAS 77046
PROXY STATEMENT
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2026
SOLICITATION AND REVOCATION OF PROXIES
This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders in connection with the 2026 Annual Meeting of Stockholders of Barnwell Industries, Inc., a Delaware corporation (“Barnwell” or the “Company”), to be held on June 29, 2026, at 10:00 a.m., Central Daylight Time, in the Barnwell executive offices, 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046 (including any adjournments, postponements or continuations thereof, the “2026 Annual Meeting”).
Proxies are being solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of the Company to be used at the 2026 Annual Meeting for the purposes set forth in the Notice of the 2026 Annual Meeting of Stockholders.
Barnwell is using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, on or about May 20, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability of Proxy Materials”) in lieu of a paper copy of the proxy materials (including the form of proxy card, this Proxy Statement and our 2025 Annual Report on Form 10-K for the fiscal year ended September 30, 2025, (the “2025 Annual Report”) (the foregoing materials, collectively, the “Proxy Materials”)). We also provided access to our Proxy Materials over the Internet beginning on May 20, 2026. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the Proxy Statement and the 2025 Annual Report and how to vote online or by telephone using a toll-free number. Subsequent to receiving the Notice of Internet Availability of Proxy Materials, all stockholders have the ability to access the Proxy Materials over the Internet and request to receive a paper copy of the Proxy Materials by mail. Instructions on how to access the Proxy Materials over the Internet or request to receive a paper copy can be found on the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.
The Proxy Materials are available for viewing and printing by registered and beneficial stockholders on www.proxyvote.com and otherwise under the “Investors” and “SEC Filings” tabs of Barnwell’s website at http://www.brninc.com. Information on our website does not constitute part of the Company’s proxy solicitation materials.

Proxies are being solicited from stockholders of Barnwell. If a proxy is properly executed and returned, the shares represented by it will be voted and, where specification is made by the stockholder as provided in such proxy, will be voted in accordance with such specification. Unless a stockholder specifies otherwise, all shares represented by valid proxies will be voted: FOR Proposal No. 1, the election of directors recommended by the Board, FOR Proposal No. 2, the adoption of the amendments to Barnwell’s 2018 Equity Incentive Plan, FOR Proposal No. 3, the ratification of the equity awards granted in excess of the individual share limits under the 2018 Equity Incentive Plan, FOR Proposal No. 4, the non-binding vote on executive compensation, FOR one (1) year for Proposal No. 5, the non-binding vote on the frequency of the advisory vote on executive compensation, and FOR Proposal No. 6, the ratification of the appointment of Weaver and Tidwell, L.L.P., as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.
Barnwell is paying all of the costs of soliciting proxies, including preparation costs, assembly, posting on the Internet, printing and mailing of the Proxy Materials, the Notice of Internet Availability of Proxy Materials and any additional information furnished to stockholders. Proxies are being solicited by Barnwell primarily by mail and the Internet, but in addition, the solicitation by these means may be followed by solicitation in person, or by telephone, e-mail or facsimile, by directors, officers and other employees of Barnwell without additional compensation. Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of Barnwell’s common stock on the Record Date, referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of common stock and to obtain authorization for the execution of proxies. Barnwell will, upon request, reimburse such institutions for their reasonable expenses in forwarding the Proxy Materials to their beneficial owners.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
The Board of Directors currently consists of 6 persons. The Board of Directors has nominated the 6 persons listed below to be elected as directors at the 2026 Annual Meeting. Accordingly, stockholders may not vote their shares for a greater number of persons than the nominees named below. Each director elected at the 2026 Annual Meeting will serve, subject to the provisions of the Company’s Bylaws, until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.
Our Board of Directors recommends a vote FOR the election of each of the following six people as directors of the Company. After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.
Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the 2026 Annual Meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.
Director nominees are elected by stockholders by the affirmative vote of the holders of a plurality of our shares of common stock represented at the 2026 Annual Meeting in person or by proxy, as more fully described under “Questions and Answers About the Proxy Materials and the 2026 Annual Meeting” of this Proxy Statement.

NOMINEES TO THE BOARD OF DIRECTORS
The Board of Directors held fourteen meetings during the fiscal year ended September 30, 2025, all directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which each director served. The independent directors met on six occasions out of the presence of management during the fiscal year ended September 30, 2025.
The following table sets forth, as to the nominees for election as directors: (1) such person’s name; (2) the year in which such person was first elected a director of the Company; (3) such person’s age; (4) all positions and offices with the Company held by such person; (5) the business experience of such person during the past five years; (6) certain other directorships, if any, held by such person; and briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of Barnwell.
Name	Director Since	Age	All other Present Positions with the Company and Principal Occupations

Craig D. Hopkins	2025	52
Chief Executive Officer and President since April 1, 2024 and a Director since September 2025. Craig has over 30 years of E&P experience in western Canada with extensive technical expertise in field evaluation, risk analysis, completion design, reservoir engineering, production optimization, development and facility planning, and field operations. Craig has worked for Barnwell Industries in various senior roles for 7 years. He has been President of Octavian Oil Ltd since 2017 and President and COO of Barnwell of Canada, Limited since 2020. Previously a founder of privately held start-up (Creo Energy Ltd./Aspect Energy Partnership) which was successfully built to >3000 boe/d entirely through the drill bit.  Craig has also held various leadership and technical roles at Talisman Energy, Altas Energy Ltd, Crestar Energy, and Canadian Occidental Petroleum. Craig holds a B.Sc. In Mechanical Engineering from the University of Calgary and is a Professional Member with APEGA.

Philip F. Patman, Jr.	2025	57
Chief Financial Officer, Treasurer, and a Director since December 31, 2025 and Secretary since February 1, 2026; was Executive Vice President, Finance and a Director since October 27, 2025. Licensed attorney in the State of Texas with nearly three decades of global finance, operations, and capital markets leadership across oil and gas, power and renewables, industrial technology, and digital infrastructure. His background includes public and private company CFO roles, board-level advisory work, execution of equity and debt financings, restructurings, asset sales, joint ventures, and cross-border M&A. He has built and led finance organizations, overseen FP&A, treasury, investor relations, risk management, and multi-jurisdictional reporting, and has partnered with operating teams to drive cost discipline and cash-flow generation. Mr. Patman’s background includes senior roles at Pantheon Resources plc, MacroFab, Soluna Holdings, VAALCO Energy, PTT Exploration & Production, Ameresco, earlier work in independent power and project finance, and private equity/infrastructure investing. Mr. Patman holds a B.A. from the University of Texas at Austin Plan II Honors program, and a Juris Doctor from the University of Houston Law Center.

Kenneth S. Grossman(1)	2020	70
Director since 2020. Chairman of the Board of the Company since September 29, 2025.  Vice Chairman of the Board of the Company since April 1, 2024 and from May 11, 2021 to June 30, 2022. Chairman of the Board of the Company from January 21, 2023 to March 31, 2024 and from April 15, 2020 to May 10, 2021. Investor and attorney specializing in companies undergoing and/or emerging from restructuring or reorganization; Senior Managing Director of Steppingstone Group, LLC. Mr. Grossman has been engaged as a professional investor and the management of capital as a buy-side principal since 1990. Mr. Grossman has served as an independent director of both private and public companies, and as a member of creditor, bank group and shareholder committees for other businesses and has extensive experience in advising and leading investors and partners with respect to distressed and other capital-challenged “special situation” companies. Mr. Grossman’s experience includes a strong network of relationships and management roles involving large portfolios in this investment sector maintained by multi-strategy and arbitrage firms. Admitted to the New York Bar in 1982, Mr. Grossman practiced law with Shea & Gould until 1989, where he specialized in bankruptcy, creditor’s rights and commercial litigation. More recently, Mr. Grossman utilized that experience in leadership roles and as a Director of Lehman Brothers Special Finance, Inc. and Signature Group Holdings, Inc. (formerly Fremont General Corporation), as they emerged from Chapter 11 bankruptcy. Mr. Grossman is currently a board member and/or special advisor for Concise Capital Management and a director of Buffalo Armory Group, LLC.

Joshua S. Horowitz(1)	2023	48
Director since 2023. Portfolio Manager at Palm Management (US) LLC. Mr. Horowitz has held senior positions at Inverlochy Capital, an asset management firm, and Berggruen Holdings, the family office of Nicolas Berggruen. He began his career at Crossway Partners, a value strategy investment partnership. Mr. Horowitz holds a BS in Management, magna cum laude, from Binghamton University and also studied at the Bath School of Management in the United Kingdom. He also earned a NACD CERT Certificate in Cyber-Risk Oversight, issued by Carnegie Mellon University. Mr. Horowitz previously served as a Director of The Lincoln General Insurance Company (private), as well as 1347 Capital Corp (Nasdaq: TFSC), and is currently Chairman of the Board of Limbach Holdings (Nasdaq: LMB), a $500 million mechanical engineering concern. Since December 2023, he has served as Chairman of the Board of BK Technologies Corporation (NYSE: BKTI), a wireless communications company focused on the public safety market. He has previously served on the Board of NeuroMetrix (Nasdaq: NURO), where he helped lead the Company in a strategic process. He was formerly on the Board of 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) and Minim, Inc. (Nasdaq: MINM), and Interim Chairman of the Board of Birner Dental Management Services, Inc. (OTC: BDMS), where he led the Company’s sale to Mid Atlantic Dental Partners. Mr. Horowitz also was a Board Observer at Biomerica, Inc. (Nasdaq: BMRA). Mr. Horowitz’s background in management and the investment community gives him significant insight into corporate operations, investment opportunities, commodities and business issues facing the Company and his experience on numerous boards bring significant strategic, consensus-building and management skills to the Company.

Philip J. McPherson(1)	2025	51
Director since 2025. Director from April 2020 to April 2023. Director from April 2020 to April 2023. Vice President of Capital Markets, Riot Blockchain, Inc. since March 1, 2021. Chief Financial Officer, Secretary, Treasurer and a director of Citadel Exploration, Inc. (OTCMKTS: COIL), a publicly traded energy company engaged in the exploration and development of oil and natural gas properties, from September 2012 to March 1, 2021, with nearly two decades of experience in the capital markets and financial services sectors. Mr. McPherson was also appointed as Interim Chief Executive Officer of Citadel Exploration in May 2019. He started his career as a retail stockbroker with Mission Capital in 1997 and became partner before it was acquired by oil and gas boutique C. K. Cooper & Company. At C.K. Cooper, Mr. McPherson was a research analyst specializing in small cap exploration and production companies. In 2007, he joined Global Hunter Securities as a partner and managing director of the energy research group. During his Wall Street career, Mr. McPherson was presented the Wall Street Journal “Best on the Street” Award and was named a Zack’s 5-Star Analyst for three consecutive years. He is a recognized expert on California E&P firms. Mr. McPherson received his Bachelors Degree in Economics from East Carolina University.

Joshua E. Schechter(1)	2025	53
Director since 2025. Mr. Schechter serves as a director and chairman of the board of Pursuit Attractions and Hospitality, Inc. and Lifecore Biomedical, Inc. Mr. Schechter served as a director of Bed Bath & Beyond Inc. (formerly NASDAQ: BBBY), a retailer of domestic merchandise and home furnishings, from May 2019 through June 2023, as well as a member of its Audit Committee. Mr. Schechter earned a Master of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.

(1) This director (or director nominee) is independent as defined in Section 803(A) of the NYSE American listing standards.
Board Nomination Process
The Board of Directors has a standing Compensation Committee, a standing Audit Committee, a standing Reserves Committee and a standing Nominating Committee which has a nominating committee charter. The Nominating Committee, comprised solely of independent directors, identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience relevant to the Company’s business and willing to continue in service are considered for re-nomination. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee determines whether it is appropriate to replace the retiring member. If deemed appropriate, the Nominating Committee identifies the desired skills and experience of a new nominee. The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting the Company, integrity and the highest personal and professional ethics. The Board seeks directors possessing a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities. Once nominees have been identified, the Nominating Committee recommends to the Board such nominees, and the Board reviews and votes on such recommendation.
The Company does not have a specific policy regarding the diversity of the Board. Instead, the Board considers its overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. The Board also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

The Board will consider potential nominees brought to its attention by any director or officer of the Company. It will also evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the upcoming annual meeting. For possible inclusion in next year’s proxy statement, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than the date for stockholder proposals set forth herein under the heading “Submission of Stockholder Proposals for the 2027 Annual Meeting.” Any stockholder recommendation for a director nominee must be submitted to the Company’s Chairman of the Board in writing and must include:
●            a statement by the stockholder that such stockholder is the holder of at least 1% of the outstanding shares of the Company’s Common Stock, that the shares have been held for at least one year prior to the date of the submission and that such stockholder will continue to hold the shares through the date of the upcoming annual meeting of stockholders;
●            the candidate’s name, age, contact information and current principal occupation or employment;
●           the candidate’s resume, which will include a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and
●            at least three (3) references for the candidate.
The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.
Stockholders may send any communication to the Board of Directors, as a whole, or individually, by mail to the Company’s address listed under the heading “Submission of Stockholder Proposals for the 2027 Annual Meeting”, to the attention of Philip F. Patman, Jr., Secretary. All such communications will be forwarded to the Board of Directors or individual directors as appropriate.
The Company strongly encourages each member of the Board of Directors to attend the 2026 Annual Meeting.  Mr. Joshua S. Horowitz, a Director, attended the 2025 Annual Meeting by telephone.  Mr. Craig D. Hopkins, then CEO and President, attended in person, and during the meeting he was elected to serve on the Board of Directors.

BOARD LEADERSHIP STRUCTURE; RISK OVERSIGHT
Mr. Kenneth S. Grossman, is Chairman of the Board (the “Chairman of the Board”). Barnwell Industries, Inc. is a smaller reporting company and the Board has determined that the current structure is appropriate at this time in that it enables Mr. Craig D. Hopkins to handle the complexities of his role as Chief Executive Officer while allowing Mr. Kenneth S. Grossman to provide leadership on policy at the Board level. Although the roles of Chief Executive Officer and Chairman of the Board are currently held by different persons, the Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, and the Board has not adopted such a policy. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based upon what it believes will provide the best leadership structure for the Company at that time. This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to combine or separate the Chairman of the Board and Chief Executive Officer roles when necessary. Accordingly, at different points in time in the Company’s history, the Chief Executive Officer and Chairman of the Board roles have been held by the same person. At other times, they have been held by different individuals. In each instance, the decision on whether to combine or separate the roles was made in the best interest of the Company’s stockholders, based on the circumstances at the time.
A primary function of the Board is risk oversight. The Board administers its risk oversight function both as a whole and through its committees. The Audit Committee reviews and makes inquiry as to risk management and reports to the Board on its findings. The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. Other Board committees also consider and address risk as they perform their committee responsibilities. For example, the Compensation Committee, comprised solely of independent directors, discusses and reviews compensation arrangements for the Company’s Executive Officers to avoid incentives that would promote excessive risk-taking that is reasonably likely to have a material adverse effect on the Company. The full Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities as described above is an effective approach for evaluating and addressing the risks facing the Company and that our Board leadership structure supports this approach because it allows our independent directors to exercise effective oversight of the actions of management.
COMPENSATION COMMITTEE
The members of the Compensation Committee are Mr. Horowitz, Chairman, and Messrs. Grossman and Schechter. The Compensation Committee (i) determines the annual compensation of the Company’s Executive Officers; (ii) recommends, if appropriate, new employee benefit plans to the Board of Directors; (iii) administers all employee benefit plans; and (iv) makes such other determinations regarding compensation or benefits as may be necessary or advisable. The Compensation Committee held one meeting during the fiscal year ended September 30, 2025. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website.

NAMED EXECUTIVE OFFICERS OF THE COMPANY
The Company currently has two named executive officers. The following table sets forth the names and ages of each of our named executive officers of the Company, their positions and offices with the Company and the period during which each has served.
Name	Age	Position with the Company

Craig D. Hopkins	52
Chief Executive Officer and President since April 1, 2024 and a Director since September 2025. Craig has over 30 years of E&P experience in western Canada with extensive technical expertise in field evaluation, risk analysis, completion design, reservoir engineering, production optimization, development and facility planning, and field operations. Craig has worked for Barnwell Industries in various senior roles for 7 years. He has been President of Octavian Oil Ltd since 2017 and President and COO of Barnwell of Canada, Limited since 2020. Previously a founder of privately held start-up (Creo Energy Ltd./Aspect Energy Partnership) which was successfully built to >3000 boe/d entirely through the drill bit.  Craig has also held various leadership and technical roles at Talisman Energy, Altas Energy Ltd, Crestar Energy, and Canadian Occidental Petroleum. Craig holds a B.Sc. In Mechanical Engineering from the University of Calgary and is a Professional Member with APEGA.

Philip F. Patman, Jr.	57
Chief Financial Officer, Treasurer, Secretary, and a Director since December 31, 2025; was Executive Vice President, Finance and a Director since October 27, 2025. Licensed attorney in the State of Texas with nearly three decades of global finance, operations, and capital markets leadership across oil and gas, power and renewables, industrial technology, and digital infrastructure. His background includes public and private company CFO roles, board-level advisory work, execution of equity and debt financings, restructurings, asset sales, joint ventures, and cross-border M&A. He has built and led finance organizations, overseen FP&A, treasury, investor relations, risk management, and multi-jurisdictional reporting, and has partnered with operating teams to drive cost discipline and cash-flow generation. Mr. Patman’s background includes senior roles at Pantheon Resources plc, MacroFab, Soluna Holdings, VAALCO Energy, PTT Exploration & Production, Ameresco, earlier work in independent power and project finance, and private equity/infrastructure investing. Mr. Patman holds a B.A. from the University of Texas at Austin Plan II Honors program, and a Juris Doctor from the University of Houston Law Center.

EXECUTIVE COMPENSATION
Summary Compensation Table
The Summary Compensation Table below sets forth certain information regarding compensation paid during the fiscal years ended September 30, 2025 and September 30, 2024 to (1) Craig D. Hopkins, our Chief Executive Officer and President as of April 1, 2024 (2) Russell M. Gifford, our Executive Vice President, Chief Financial Officer and Treasurer, and who was our Secretary until March 31, 2024 and (3) Alexander C. Kinzler, our Secretary and General Counsel and who was our Chief Executive Officer, President and Chief Operating Officer until March 31, 2024.
No named executive officer was granted an option award or non-equity incentive plan compensation in fiscal year 2025 or 2024 or received above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified. As a result, such columns have been omitted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation (s)(1)	Total ($)
Craig D. Hopkins Chief Executive Officer and President(2)	2025	189,502	—	113,520(3)	—	303,022
	2024	180,075	35,270	157,800(4)	—	373,145
Russell M. Gifford Former Executive Vice President, Former Chief Financial Officer and Former Treasurer(5)	2025	280,000	36,250	—	—	316,250
	2024	280,000	22,500	—	—	302,500
Alexander C. Kinzler Former Secretary and Former General Counsel(6)	2025	175,000	37,500	—	13,631	226,131
	2024	175,000	22,500	—	11,361	208,861
(1) This amount represents perquisites received with respect to medical insurance.
(2) All ($) amounts with respect to Mr. Hopkins are the U.S. Dollar equivalent of compensation paid in Canadian Dollars. Mr. Hopkins became a named executive officer as of April 1, 2024 when he was appointed as the Company’s Chief Executive Officer and President. Mr. Hopkins’s salary as Chief Executive Officer of the Company, effective April 1, 2024, is $188,945 which is the U.S. Dollar equivalent of C$265,000. His 2025 bonus is expected to be paid in restricted stock units.
(3) Mr. Hopkins received a grant of 66,000 restricted stock units on January 9, 2025.
(4) Mr. Hopkins received a grant of 60,000 restricted stock units on May 16, 2024.
(5) Mr. Gifford was Executive Vice President, Chief Financial Officer and Treasurer until December 31, 2025.
(6) Mr. Kinzler was Chief Executive Officer and President until March 31, 2024 and Secretary and General Counsel until January 31, 2026.
Compensation Clawback Policy
Our Board of Directors adopted a Compensation Clawback Policy in accordance with applicable NYSE American rules (the “Clawback Policy”). The Clawback Policy provides that we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation to any current or former executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Grants of Plan-Based Awards
Name	Grant Date	Number of Units (#)
Craig D. Hopkins	May 16, 2024	60,000
Craig D. Hopkins	January 9, 2025	66,000

Outstanding Equity Awards At Fiscal Year-End 2025
The following Outstanding Equity Awards at Fiscal Year-End 2025 tables set forth grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended September 30, 2025 to the named executive officers of the Company.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Craig D. Hopkins	60,000 shares of Common Stock	—	3.33	02/2031
Russell M. Gifford (Former Executive Vice President, Former Chief Financial Officer and Former Treasurer)	60,000 shares of Common Stock	—	3.33	02/2031
Alexander C. Kinzler (Former Secretary and Former General Counsel)	60,000 shares of Common Stock	—	3.66	02/2026

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Craig D. Hopkins	106,000(1)(2)	137,800(1)(2)
Russell M. Gifford (Former Executive Vice President, Former Chief Financial Officer and Former Treasurer)	—	—
Alexander C. Kinzler (Former Secretary and Former General Counsel)	—	—

(1) Mr. Hopkins received a grant of 60,000 restricted stock units on May 16, 2024. Of this award, 20,000 vested on May 16, 2025, with the remaining portion to vest as follows: 20,000 on May 16, 2026; and 20,000 on May 16, 2027.
(2) Mr. Hopkins received a grant of 66,000 restricted stock units on Jan. 9, 2025.  Of this award, the amounts will vest as follows:  22,000 on January 9, 2026; 22,000 on January 9, 2027; and 22,000 on January 9, 2028.
The Company maintains a defined benefit pension plan (“Pension Plan”) for its eligible U.S.-based employees to provide annual benefits payable on retirement. Eligibility is based upon attainment of age 21 and completion of one year of service. Benefits are calculated under a formula based upon years of service and the participant’s highest average annual compensation over 60 consecutive months of service. Since December 31, 2019, future benefit accruals for all participants under the Pension Plan have been frozen. Consequently, current participants in the Pension Plan no longer accrue new benefits under the Pension Plan and new employees of the Company are no longer eligible to enter the Pension Plan as participants.
The Company also has a Supplemental Executive Retirement Plan (“SERP”) in order to provide an additional incentive to the Company’s U.S.-based executive officers to remain with the Company. Since December 31, 2019, future benefit accruals for all participants under the SERP have been frozen. Consequently, current participants in the SERP no longer accrue new benefits under the SERP and new employees of the Company are no longer eligible to enter the SERP as participants.
Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by its directors, officers, employees and independent contractors that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company.
Directors, executive officers, employees and other related persons may not buy, sell or engage in other transactions in the Company’s shares while aware of material non-public information; buy or sell securities of other companies while aware of material non-public information about those companies that they became aware of as a result of business dealings between the Company and those companies; or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading and other transactions for a limited group of Company employees (including executives and directors) to defined window periods that follow the Company's quarterly earnings releases. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Policies and Practices related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information (“MNPI”)

The Company has a strict policy of not issuing options or allowing its insiders to conduct stock trades at times, subject to any allowable trades that might occur pursuant to a 10b5-1 Trading Plan, where MNPI is known or a material transaction is anticipated to occur. Each insider and employee of the Company is required to read and sign the Company’s Insider Trading Policy, which prescribes certain set periods that prohibit insider trading. Other than as established for black-out periods associated with our quarterly and annual financial statement filings, our executive management will also issue notices of black-out trading periods if they are aware of material transactions which they anticipate closing.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider MNPI to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of MNPI in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such MNPI.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of MNPI for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its stockholders.

In the year ended September 30, 2025, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.

PAY VERSUS PERFORMANCE

Pay vs. Performance

The following table sets forth compensation information for our principal executive officers, referred below as our PEOs, and other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net loss, calculated in accordance with SEC regulations applicable to smaller reporting companies, for the fiscal years ended 2025, 2024, and 2023.

Fiscal Year Ending	Summary Compensation Table Total for PEO (Craig Hopkins) (a)	Compensation Actually Paid to PEO (Craig Hopkins) (b)	Summary Compensation Table Total for PEO (Alex Kinzler) (c)	Compensation Actually Paid to PEO (Alex Kinzler) (d)	Average Summary Compensation Table Total for Non-CEO NEOs (e)	Average Compensation Actually Paid to Non-CEO NEOs (f)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (g)	Net Loss
2025	$303,022	$215,502	$-	$-	$271,191	$271,191	$60	$(7,103,000)
2024	$283,108	$260,908	$104,431	$97,831	$302,500	$200,165	$105	$(5,565,000)
2023	$-	$-	$328,309	$324,509	$313,750	$309,950	$123	$(961,000)

(a)
The dollar amounts reported represent the total compensation reported in the Summary Compensation Table for Craig D. Hopkins, who served as the Company’s principal executive officer beginning April 1, 2024 and through fiscal year ending September 30, 2025. For fiscal year 2024, the amounts reflect compensation for the period from April 1, 2024 through September 30, 2024.

(b)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Hopkins during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See table below for further information.

(c)
The dollar amounts reported represent the total compensation reported in the Summary Compensation Table for Alexander C. Kinzler, who served as the Company’s principal executive officer for the fiscal year ending September 30, 2023 and through March 31, 2024. For fiscal year 2024, the amounts reflect compensation for the period from October 1, 2023 through March 31, 2024.

(d)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Kinzler during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See table below for further information.

(e)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2025, 2024 and 2023.
(f)
The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2025, 2024 and 2023, but also include: (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.

(g)
Reflects the cumulative stockholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the earliest applicable fiscal year (September 30, 2022) and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. For 2025, the closing price of our common stock on September 30, 2025 was $1.30 and the closing price of our common stock on September 30, 2024 was $2.26. For 2023, the closing price of our common stock on September 29, 2023 was $2.64. For 2022, the closing price of our common stock on September 30, 2022 was $2.64.

To calculate the amounts in the “Compensation Actually Paid to PEOs” column in the table above, the following amounts were deducted from and added to (as applicable) our PEOs “Total” compensation as reported in the Summary Compensation Table.

Name	Fiscal Year Ending	Summary Compensation Table Total for PEO		Reported Value of Equity Awards for PEO (1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards that Vested During the Year	Compensation Actually Paid to PEO
Craig D. Hopkins Chief Executive Officer and President	2025	$303,022		$113,520	$85,800	$(38,400)	$(21,400)	$215,502
	2024	$283,108	(2)	$157,800	$135,600	$-	$-	$260,908

Alexander C. Kinzler Chief Executive Officer, President and Chief Operating Officer	2024	$104,431	(2)	$-	$-	$-	$(6,600)	$97,831
	2023	$328,309		$-	$-	$-	$(3,800)	$324,509

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table
(2)
For fiscal year 2024, Craig D. Hopkins served as the Company’s principal executive officer from April 1, 2024 through September 30, 2024, and Alexander C. Kinzler served as the Company’s principal executive officer from October 1, 2023 through March 31, 2024. In accordance with SEC rules, compensation is presented separately for each individual based on the period during which such individual served as principal executive officer.

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table.

Name	Fiscal Year Ending	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards that Vested During the Year	Compensation Actually Paid to Non-CEO NEOs
Russell M. Gifford Executive Vice President, Chief Financial Officer and Treasurer	2025	$316,250	$-	$-	$-	$-	$316,250
	2024	$302,500	$-	$-	$-	$(6,600)	$295,900
	2023	$313,750	$-	$-	$-	$(3,800)	$309,950

Alexander C. Kinzler Secretary and General Counsel	2025	$226,131	$-	$-	$-	$-	$226,131
	2024	$104,431	$-	$-	$-	$-	$104,431

Relationship Between Pay and Performance

As reflected in the table above, the Company’s “total stockholder return,” as set forth in the table above, declined significantly over the period presented, with the value of an initial $100 investment decreasing from $123 at the end of 2023 to $105 at the end of 2024 and further to $60 at the end of 2025. Over this same period, “compensation actually paid” to the Company’s principal executive officers declined overall, reflecting changes in leadership and lower equity-related valuation adjustments, with no compensation reported for the former PEO in 2025 and reduced compensation for the current PEO relative to prior periods. Average “compensation actually paid” to non-CEO named executive officers also decreased from $309,950 in 2023 to $200,165 in 2024 and subsequently increased to $271,191 in 2025. Meanwhile, the Company’s net loss increased significantly from $(961,000) in 2023 to $(5,565,000) in 2024 and $(7,103,000) in 2025. Overall, the Company’s executive compensation levels generally reflect its operating performance and declining stockholder returns over the periods presented, although year-over-year changes are also influenced by equity award valuations and changes in executive roles.

DIRECTOR COMPENSATION

Director Compensation

Our non-employee directors receive cash compensation and equity compensation for their service on the Board of Directors. The compensation committee reviews the compensation of our non-employee directors periodically and recommends changes to the Board of Directors when it deems appropriate.

The following Director Compensation table sets forth information with regard to the Board of Directors (other than Mr. Hopkins, an officer of the Company), with regard to compensation paid to them during the fiscal year ended September 30, 2025.

No non-employee members of the Board of Directors earned any non-equity incentive plan compensation or nonqualified deferred compensation earnings in fiscal year 2024. As a result, the relevant columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation	Total ($)
Kenneth S. Grossman	50,000	138,400(1)	—	188,400
Joshua S. Horowitz	50,000	138,400(1)	—	188,400
Philip J. McPherson	—	—	—	—
Laurance E. Narbut(2)	20,833	—	—	20,833
Douglas N. Woodrum(3)	31,250	—	—	31,250

(1) Represents a grant by the Board of Directors on October 24, 2024 of 26,455 restricted stock units valued at $50,000 to the independent directors of the Board of Directors as partial payment of fiscal 2025 director fees for their service as members of the Board of Directors from the period of October 1, 2024 to September 30, 2025 and a grant by the Board of Directors on September 29, 2025 of 65,000 shares of common stock to Messrs. Grossman and Horowitz in recognition of their extraordinary efforts with respect to various legal matters addressed by the Company during Fiscal 2025.
(2) Laurance Narbut resigned from the Board of Directors effective as of February 19, 2025.
(3) Douglas N. Woodrum was removed from the Board of Directors and all committees on which he served as a result of the Sherwood Group Consent Solicitation on May 16, 2025.

AUDIT COMMITTEE

The members of the Audit Committee are Mr. McPherson, Chairman, and Messrs. Grossman and Horowitz. All of the members of the Audit Committee are independent (as independence is defined in Section 803(A) of the NYSE American listing standards). The Board of Directors has determined that the Audit Committee has an audit committee financial expert, Mr. McPherson, is a financial expert based on his experience as Chief Financial Officer of a public company. Mr. McPherson, while not a CPA, has in-depth financial and accounting expertise and has been determined by the Board of Directors to qualify as an Audit Committee financial expert. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website. The Audit Committee reviews the services of the independent accountants employed by the Company to audit the consolidated financial statements of the Company. The Audit Committee periodically reviews major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could affect the consolidated financial statements as well as all related party transactions and potential conflicts of interest. During the fiscal year ended September 30, 2025, the Audit Committee held four meetings.

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, and the Audit Committee has discussed with Weaver and Tidwell, L.L.P., the independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committee; Related Amendments to PCAOB Standards; and Transitional Amendments to PCAOB AU Section 380.”, as such may be modified or supplemented. Weaver and Tidwell, L.L.P. has provided to the Company the written disclosures and the letter required by applicable PCAOB requirements regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Weaver and Tidwell, L.L.P. its independence. The committee also concluded that Weaver and Tidwell, L.L.P.’s performance of tax services to us and our affiliates, as pre-approved by the committee and described in the next section, does not impair Weaver and Tidwell, L.L.P.’s independence. Based upon its discussions with management and with Weaver and Tidwell, L.L.P., the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Audit Fees

The aggregate fees billed to the Company by Weaver and Tidwell, L.L.P., the Company’s independent registered public accounting firm for professional services rendered in connection with the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended September 30, 2025 totaled $343,795. For the comparable services provided for the fiscal year ended September 30, 2024, the aggregate fees billed to the Company totaled $367,264.

Audit-Related Fees

For the fiscal years ended September 30, 2025 and September 30, 2024 the Company did not incur and Weaver and Tidwell, L.L.P., the Company’s independent registered public accounting firm, did not bill the Company for assurance and related services that are not reasonably related to the performance of the audit or review of the Company’s financial statements and classified above with audit fees.

Tax Fees

For the fiscal years ended September 30, 2025 and September 30, 2024 the Company did not incur and Weaver and Tidwell, L.L.P., the Company’s independent registered public accounting firm, did not bill the Company for professional services rendered in connection with tax compliance, tax advice and tax planning services.

All Other Fees

For the fiscal years ended September 30, 2025 and September 30, 2024 the Company did not incur and Weaver and Tidwell, L.L.P., the Company’s independent registered public accounting firm, did not bill the Company for fees other than Audit Fees and Tax fees

Pre-approval Policies and Procedures

The Audit Committee pre-approves all services provided to the Company by the independent registered public accounting firm through the following policies and procedures: (1) the Audit Committee reviews with the Company’s independent registered public accounting firm its audit plan and report thereon, including estimated Audit Fees, Audit-Related Fees, Tax Fees and Other Fees; (2) upon review of such audit plan and estimated fees, the Audit Committee may pre-approve the provision of such products and services and the payment therefor; and (3) at subsequent meetings of the Audit Committee, the Audit Committee reviews the status of the provision of all products and services from the Company’s independent registered public accounting firm to the Company and payment therefor, and may pre-approve the provision of additional products and services as necessary.

Audit Committee of the Board of Directors

Philip J. McPherson, Chairman
Kenneth S. Grossman
Joshua S. Horowitz

EXECUTIVE COMMITTEE

The members of the Executive Committee are Mr. Horowitz, Chairman, Mr. Grossman, and Mr. Schechter. During the fiscal year ended September 30, 2025, the Executive Committee held six meetings.

NOMINATING COMMITTEE

The Board of Directors has a standing Nominating Committee which has a nominating committee charter, a copy of which is available on our website. The members of the Nominating Committee are Mr. Schechter, Chairman, and Messrs. Horowitz and Grossman. During the fiscal year ended September 30, 2025, the Nominating Committee held one meeting. The purpose of the Nominating Committee is to identify and select or recommend qualified nominees to be elected to the Board of Directors at the annual meeting of stockholders (consistent with criteria approved by the Board of Directors), identify, select or recommend qualified nominees to fill any vacancies on the Board of Directors or a committee thereof (consistent with criteria approved by the Board of Directors) and undertake such other duties and responsibilities as may from time to time be delegated by the Board of Directors to the Nominating Committee.

The Company does not have a specific policy regarding the diversity of the Board. Instead, the Board considers its overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. The Board also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

RESERVES COMMITTEE

The members of the Reserves Committee are Mr. McPherson, Chairman, and Messrs. Grossman and Hopkins. During the fiscal year ended September 30, 2025, the Reserves Committee held one meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the Company's 2025 fiscal year, a special committee of the Board which included Kenneth Grossman engaged the law firm of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to provide legal services related to various governance matters, including, among other things, the proxy and consent solicitations, and related litigation, by a significant Barnwell stockholder. Mr. Grossman’s brother was a partner and Of Counsel at Skadden during the Company's 2025 fiscal year. Skadden billed the Company approximately $870,000 for services rendered during the 2025 fiscal year, which fees were on terms that the Company believes were consistent with arm’s-length terms for engagements of similar scope and complexity. The Audit Committee reviewed this relationship and determined that Mr. Grossman’s familial relationship with a partner/Of Counsel at Skadden did not impair Mr. Grossman’s independence or compromise the Company’s selection of outside counsel.

Other than this transaction, there were no other transactions that occurred during fiscal years 2024 and 2025 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded the disclosure thresholds set forth in the applicable SEC rules and regulations, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 4, 2026, with respect to the beneficial ownership of the Common Stock, the sole voting security of the Company, by (i) each person known to the Company who beneficially owns more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) the named executive officers, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership(1)	Percent Of Class
5% Stockholders
Joseph E. Magaro	401 Riversville Road Greenwich, Connecticut 06831	867,544	6.0%
Ned L. Sherwood	151 Terrapin Point Vero Beach, Florida 32963	2,685,792(2)	18.7%
Bradley L. Radoff	2727 Kirby Drive, Unit 29L Houston, Texas 77098	1,680,271(3)	11.3%
James C. Pappas	1177 West Loop South, Suite 1320 Houston, TX, 77027	724,547(4)	5.1%
Barnwell Industries, Inc. Employee Pension Plan Trust	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	629,525(5)	4.4%
Alexander C. Kinzler	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	939,500	6.5%
Executive Officers and Directors
Joshua S. Horowitz	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	444,052(6)	3.1%
Joshua E. Schechter	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	39,814(7)	*
Kenneth S. Grossman	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	263,071(8)	1.8%
Philip F. Patman, Jr.	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	127,003(9)	*
Craig D. Hopkins	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	147,000(10)	1.0%
Philip J. McPherson	24 Greenway Plaza, Suite 1800Q Houston, Texas 77046	— (11)	*
All directors and executive officers as a group (6 persons)		1,020,940	7.0%

* Represents less than 1% of the outstanding shares of Common Stock of the Company.

(1) A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options or the vesting of restricted stock units. Each beneficial owner’s percentage of ownership is determined by assuming that options and/or restricted stock units that are held by such person (but not those held by any other person) and which are exercisable or vest as of and within 60 days following the date of this table have been exercised or have vested. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.
(2) Represents shares held as of December 4, 2025, as reported on Schedule 13D filed by Ned L. Sherwood. According to such filing, Mr. Sherwood may be deemed to beneficially own 2,685,792 shares of Common Stock, which includes (i) 2,461,497 shares of Common Stock held by MRMP Managers LLC, of which Mr. Sherwood is the chief investment officer, and (ii) 224,295 shares of Common Stock held by Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the beneficiary and trustee.
(3) Represents shares reported on Schedule 13D filed by Bradley L. Radoff on November 24, 2025.  According to such filing, Mr. Radoff may be deemed to beneficially own i) 1,120,181 shares of Common Stock, which includes (a) 560,090 shares of Common Stock held by the Radoff Family Foundation, of which Mr. Radoff is a director, and (b) 560,091 shares of Common Stock held by Mr. Radoff; and ii) 560,090 warrants to purchase shares of Common Stock, which includes (a) 280,045 warrants held by the Radoff Family Foundation and (b) 280,045 warrants held by Mr. Radoff. The warrants became exercisable within 180 days of the closing of the transaction on November 24, 2025 and are included in beneficial ownership to the extent exercisable within 60 days of the record date.
(4) Represents shares held as of April 17, 2026, as reported on Schedule 13D filed by James C. Pappas, together with JCP Investment Management, LLC, JCP Investment Partnership, LP, JCP Investment Holdings, LLC and JCP Investment Partners, LP (collectively, “JCP”). Mr. Pappas, as the managing member of JCP Investment Management, LLC and the sole member of JCP Investment Holdings, LLC, may be deemed to beneficially own 724,547 shares of common stock, consisting of i) 380,788 shares held by JCP Investment Partnership, LP and ii) 343,759 shares held in the JCP managed accounts
(5) Represents shares held as of September 9, 2025 as reported on a Schedule 13D filed by the Barnwell Industries, Inc. Employees’ Pension Plan Trust. Mr. Kenneth Grossman and Mr. Alexander Kinzler serve as 2 of 5 trustees of the Barnwell Industries, Inc. Employees’ Pension Plan Trust.
(6) Includes 319,709 shares held by Palm Global Small Cap Master Fund LP (“Palm Global”) and 124,343 shares held directly by Mr. Horowitz. Palm Management (US) LLC, who, as the investment manager of Palm Global, may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Due to his position with Palm Global and Palm Management (US) LLC, Mr. Horowitz may be deemed to be a beneficial owner of the shares of Common Stock disclosed as directly owned by Palm Global. Mr. Horowitz has expressly disclaimed such beneficial ownership except to the extent of his pecuniary interest therein. Mr. Horowitz also has restricted stock units representing a total of 77,878 shares of Common Stock, none of which vest within 60 days of the date of this table, and, as such, those restricted stock units are excluded from the share count.
(7) Mr. Schechter also has restricted stock units representing a total of 43,860 shares of Common Stock, none of which vest within 60 days of the date of this table, and, as such, those restricted stock units are excluded from the share count.
(8) Includes 60,000 shares of Common Stock underlying stock options, all of which are currently exercisable. Mr. Grossman also has restricted stock units representing a total of 77,878 shares of Common Stock, none of which vest within 60 days of the date of this table, and, as such, those restricted stock units are excluded from the share count.
(9) Of the 127,003 shares beneficially owned, 23,207 shares were issued in excess of plan limits and are subject to stockholder approval pursuant to Proposal 3 in this proxy statement.  In addition, Mr. Patman has restricted stock units representing a total of 92,554 shares of Common Stock, none of which vest within 60 days of the date of this table, and, as such, those restricted stock units are excluded from the share count. Mr. Patman also has stock options for 185,000 shares of Common Stock, none of which are exercisable within 60 days of the date of this table, and, as such, those stock options are excluded from the share count.
(10) Includes 60,000 shares of Common Stock underlying stock options, all of which are currently exercisable and restricted stock units representing a total of 20,000 shares of Common Stock which vest within 60 days of the date of this table. Mr. Hopkins also has restricted stock units representing a total of 64,000 shares of Common Stock, none of which vest within 60 days of the date of this table, and, as such, those restricted stock units are excluded from the share count.
(11) Mr. McPherson has restricted stock units representing a total of 44,445 shares of Common Stock, none of which vest within 60 days of the date of this table, and, as such, those restricted stock units are excluded from the share count.

PROPOSAL NO. 2
APPROVAL OF AMENDMENTS TO THE 2018 EQUITY INCENTIVE PLAN

We are requesting that the stockholders vote in favor of approving the amendments (collectively, the “2018 Equity Plan Amendment”) to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), which was originally adopted on December 8, 2017. The Plan was subsequently amended, with the approval of our Board and stockholders, to, among other things, increase the number of shares reserved for issuance under the Plan from 800,000 to 1,600,000. We are now asking stockholders to approve two further amendments to the 2018 Plan: (1) to increase the aggregate number of shares of common stock authorized for issuance under the 2018 Plan from 1,600,000 to 3,080,000, and (2) to increase the individual share limits set forth in Section 4.2 of the 2018 Plan (the “Individual Award Limits”).

As of the date of this Proxy Statement, approximately only 120,000 shares remain available for future issuance under the 2018 Plan, as substantially all of the 1,600,000 currently authorized have been issued or are subject to outstanding awards. The Board believes that the expansion of the 2018 Plan will be essential to our continued success by allowing the Company to provide incentives to attract and retain key employees, non-employee directors, and consultants and align their interests with those of our stockholders. Our Board believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective

If the 2018 Equity Plan Amendment is not approved and additional shares are not made available under the 2018 Plan, the Company may not have sufficient equity capacity to continue to provide stock-based compensation at competitive levels. In that event, the Company would need to consider alternative forms of compensation, including cash-based arrangements, to attract and retain the talent necessary to operate and grow our business, which could adversely affect our cash resources and operating results.

In addition, the Board has determined that the current Individual Award Limits no longer provide the Compensation Committee (the “Committee”) with sufficient flexibility to structure competitive compensation arrangements for key contributors. Since the 2018 Plan’s adoption, the Company has experienced significant growth, and the competitive landscape for talent has intensified considerably. The proposed increases to the Individual Award Limits reflect the Board’s assessment of the Company’s anticipated compensation needs and are intended to ensure that the Committee can continue to grant meaningful equity awards to attract and retain high-performing individuals.

Stockholders are being asked to approve the 2018 Equity Plan Amendment to (1) authorize the issuance of an additional 1,480,000 shares of our common stock pursuant to awards under the 2018 Plan, and (2) increase the Individual Award Limits set forth in Section 4.2 of the 2018 Plan.

If stockholders approve this Proposal No. 2, subject to adjustment in the event of stock splits and other events, awards may be made under the 2018 Plan for up to the sum of 3,080,000 shares of common stock. As such, the maximum number of shares of common stock that may be covered by options that are designated as “incentive stock options” within the meaning of section 422 of the Code will be increased from 1,600,000 to 3,080,000 shares of common stock.

In addition, the 2018 Equity Plan Amendment would increase the Individual Award Limits set forth in Section 4.2 of the 2018 Plan as follows:

Award Category	Current Limit	Proposed Limit
Options that are Incentive Stock Options	120,000 shares	340,000 shares
Options (other than Incentive Stock Options) and Stock Appreciation Rights	120,000 shares	340,000 shares
Restricted Stock Awards and Restricted Stock Unit Awards	60,000 shares	270,000 shares
All other Awards (including Qualified Performance Awards)	60,000 shares	100,000 shares

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If Proposal No. 2 approving the 2018 Equity Plan Amendment is not approved by our stockholders, we will be limited to making long-term equity incentive awards out of the approximately only 120,000 shares currently available under the 2018 Plan, subject to the current Individual Award Limits. Therefore, we consider approval of the amendments to the 2018 Plan vital to our future success.

Except as described above, no other terms of the 2018 Plan will be amended by the 2018 Equity Plan Amendment. All other provisions, including the types of awards available, eligibility requirements, vesting and exercise provisions, and the Committee’s authority to administer the 2018 Plan, will remain unchanged.

General

On May 6, 2026, upon the recommendation of the Compensation Committee, and subject to stockholder approval, the Board adopted the amendments to the 2018 Plan. The purpose of the 2018 Equity Plan Amendment is to increase the total number of shares of common stock authorized for awards granted under the 2018 Plan from 1,600,000 to 3,080,000, and (2) increase the Individual Award Limits to provide the Committee with adequate flexibility to attract, retain, and motivate key employees, directors, and other service providers through equity-based compensation.

The Board believes that the 2018 Equity Plan Amendment (a) will continue to provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, (c) will ensure that the Committee has adequate capacity to structure competitive individual compensation packages, and (d) consequently, will prove beneficial to the Company’s continued ability to be competitive.

If approved by the Company’s stockholders at the Annual Meeting, the 2018 Equity Plan Amendment will become effective.

The following is a summary of the material terms of the 2018 Plan, as amended by the 2018 Equity Plan Amendment. This summary is not complete and is qualified in its entirety by reference to the full text of the 2018 Plan. The Plan Amendment, is attached to this Proxy Statement as Appendix A.

Summary of the 2018 Equity Plan as Amended

Awards

The 2018 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (a) stock options, (b) restricted stock, (c) restricted stock units, (d) stock appreciation rights, (e) performance awards (including performance units, qualified and non-qualified performance based awards) and (f) stock grants. Awards may be granted singly, in combination, or in tandem, as determined by Committee. Subject to anti-dilution adjustments as provided in the 2018 Plan, (i) the 2018 Plan provides for a total of 3,080,000 shares to be available for distribution pursuant to the 2018 Plan and (ii) the maximum number of shares that may be granted or transferred to any participant under the 2018 Plan during any calendar year or part thereof shall not exceed (1) 340,000 shares, with respect to Options that are intended to be Incentive Stock Options, (2) 340,000 shares with respect to Options (other than Incentive Stock Options) and Stock Appreciation Rights, (3) 270,000 shares with respect to Restricted Stock and Restricted Stock Units and (4) 100,000 shares with respect other Awards. Subject to antidilution adjustments provided in the 2018 Plan, the maximum number of shares with respect to which Incentive Stock Options may be granted under the 2018 Plan shall be 3,080,000 shares. Notwithstanding the foregoing, for a non-employee director who is receiving a Stock Grant in lieu of fees, the maximum number of shares of stock that such director may receive with respect to such Stock Grant shall be equal to the greater of the individual limit for Stock Grants set forth in the plan or the dollar value of such director's director fees (including any additional fees for committee or similar work) for a year. If any outstanding Award is canceled, forfeited, delivered to the Company as payment for the exercise price or surrendered to the Company for tax withholding purposes, shares of common stock of the Company allocable to such Award may again be available for Awards under the 2018 Plan.

Administration

The 2018 Plan is administered by the Compensation Committee (the "Committee") consisting of two or more members of the Board appointed by the Board. The Committee will determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares of the Company subject to each Award and the share price. The Committee will also determine the term of each Award, the restrictions or limitations thereon, and the manner in which each such Award may be exercised or, if applicable, the extent and circumstances under which ordinary shares and other amounts payable with respect to an Award will be deferred. The Committee may delegate some of the functions referred to above. No Award shall be granted pursuant to the 2018 Plan on or after December 31, 2031.

Eligibility and Participation

Officers, directors, service providers and other employees of the Company or any subsidiary are eligible to be granted Awards under the 2018 Plan. Eligibility under the 2018 Plan shall be determined by the Committee.

As of the Record Date, approximately 7 individuals would be eligible to participate in the 2018 Plan. However, the Company has not at the present time determined who will receive the additional shares that will be authorized for issuance upon the approval of the amendment to increase the number of shares subject to the 2018 Plan or how they will be allocated.

A participant’s right, if any, to continue to serve the Company as a director, executive officer, other employee or service provider, or otherwise, will not be enlarged or otherwise affected by his or her designation as a participant under the 2018 Plan. Participants may receive one or more Awards under the 2018 Plan.

Forms of Awards

Stock Options. The 2018 Plan provides for the grant of Incentive Stock Options and Non-Qualified Stock Options, subject to such terms and conditions as determined by the Committee. Incentive Stock Options granted pursuant to the 2018 Plan are nontransferable by the optionee during their lifetime. Incentive Stock Options granted pursuant to the 2018 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all shares of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Stockholder"). Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value. The exercise price of a Non-Qualified Stock Option shall, to the extent that compliance with Section 409A of the Internal Revenue Code (the “Code) is intended, not be less than such fair market value on the date of grant.

No shares of common stock of the Company may be issued upon the exercise of any option granted under the 2018 Plan until the full option price has been paid by the optionee and applicable withholding requirements have been satisfied. The Committee may grant individual options under the 2018 Plan with more stringent provisions than those specified in the 2018 Plan.

Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Committee provides.

Stock Appreciation Rights. Stock Appreciation Rights are an award entitling the grantee, upon exercise, to receive an amount of our common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of the Company common stock over the exercise price of the Stock Appreciation Right. The exercise price of a Stock Appreciation Right will be determined by the Committee at the time of grant and is not to be less than the fair market value of the shares of the Company common stock on the date of grant.

Restricted Stock Awards. Under the 2018 Plan, the Committee may grant shares of restricted common stock of the Company. Restricted Stock Awards give the recipient the right to receive a specified number of shares of common stock of the Company, subject to such terms, conditions, restrictions and conditions of forfeiture as the Committee deems appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time.

Restricted Stock Units. Restricted Stock Units are similar to restricted stock except that the award takes the form of phantom units equal to the value of shares of the Company common stock instead of shares of the Company common stock. A Restricted Stock Unit award is the grant by the Committee of an unfunded, unsecured right to receive payment or common stock from the Company, upon the expiration of a vesting period or such other time periods as set forth in the award agreement, in an amount equal to the fair market value of a share of the Company common stock on such date.

Performance-Based Awards, Performance Units and Performance Goals. Certain Awards made under the 2018 Plan may be granted subject to performance conditions, (these Awards are referred to as "Performance-Based Awards").

Under the 2018 Plan, the Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: (i) cash flow (before or after dividends), (ii) earnings per share (diluted or basic), (iii) earnings (which may include earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; earnings before taxes; and net earnings, and may be determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") or adjusted to exclude any or all non-GAAP items), (iv) stock price, (v) return on equity, (vi) stockholder return or total stockholder return, (vii) return on capital (including, without limitation, return on total capital or return on invested capital), (viii) return on investment, (ix) return on assets or net assets, (x) market capitalization, (xi) economic value added, (xiii) debt leverage (debt to capital), (xiv) revenue, (xv) sales or net sales, (xvi) backlog, (xvii) income, pre-tax income or net income, (xviii) operating income or pre-tax profit, (xx) operating profit, net operating profit or economic profit, (xxi) gross margin, operating margin or profit margin, (xxii) return on operating revenue or return on operating assets, (xxiii) cash from operations, (xxiv) operating ratio, (xxv) operating revenue, (xxvi) recurring revenues, (xxviii) services or license revenues (xxviii) market share or market share improvement, (xxix) general and administrative expenses, (xxx) operating expenses, (xxxi) customer service, (xxxii)stock price, (xxxiii) return on equity or average stockholders' equity, (xxxiv) total stockholder return, (xxxv) growth in stockholder value relative to the moving average of the S&P 500 Index, another index or that of a peer group of companies, (xxxvi)controllable operating profit, (xxxvii) cash conversion cycle, (xxxviii) contract awards or backlog; overhead or other expense reduction, (xxxviii) credit rating, (xxxix) strategic plan development and implementation, (xl) succession plan development and implementation, (xli) improvement in workforce diversity, (xlii) customer indicators; (xlii) improvements in productivity, (xliii) attainment of objective operating goals, (xliv) employee metrics or (xlv) growth in any of the foregoing measures.

Stock Grants. The Committee may grant awards of stock in recognition of significant prior or expected contributions to the success of the Company or its affiliates, as an inducement to employment, in lieu of compensation otherwise due, in lieu of directors fees and any other time the Committee deems appropriate. Stock grants are made without forfeiture conditions of any kind.   It is currently anticipated that non-employee directors may receive some or all of their fees in the form of Stock grants.

Effect of a Change of Control; Acquisition

The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a "Change in Control" on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

If not otherwise provided in an Award Agreement, upon the occurrence of a Change of Control: (i) any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to one hundred percent (100)% of the shares for which such Options or Stock Appreciation Rights are not then exercisable; (ii) any risk of forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals shall lapse with respect to one hundred percent (100%) of the Restricted Stock and Restricted Stock Units still subject to such risk of forfeiture immediately prior to the Change of Control; and (iii) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or other business objectives and the length of time within the Performance Period which has elapsed prior to the Change of Control. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control.

The 2018 Plan provides that the foregoing provisions shall not apply, (i) in the case of a Qualified Performance-Based Award specifically designated as such by the Committee at the time of grant (except to the extent allowed by Section 162(m) of the Code) if such treatment would cause it to fail to qualify as Qualified Performance-Based Award under Section 162(m) of the Code, (ii) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (iii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

In addition, subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition, any then outstanding Awards shall Accelerate to the extent not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms

Term and Amendment

No Award will be granted after December 31, 2031. The Board of Directors of the Company may at any time, and from time to time, amend any of the provisions of the 2018 Plan, and may at any time suspend or terminate the 2018 Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of common stock of the Company if the failure to obtain such approval would adversely affect the compliance of the 2018 Plan with the requirements of applicable law or listing standards of the applicable exchange. The Board of Directors of the Company or the Committee, as the case may be, may amend the terms of any award granted under the 2018 Plan.

No amendment or modification of the 2018 Plan by the Board, or of an outstanding Award by the Committee, shall materially impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the participant's consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the 2018 Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

Summary of U.S. Federal Income Tax Consequences

The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the 2018 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below. This summary omits the tax laws of any municipality, state or foreign country in which a participant resides.

Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the 2018 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (referred to as a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an Incentive Stock Option may subject the optionee to the so-called "alternative minimum tax" (referred to as "AMT"). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a "disposition" of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (referred to as the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.

For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non- Qualified Stock Options pursuant to the 2018 Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. the Company will be entitled to a federal income tax deduction (subject to the limitations contained in Code Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. The Company will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

Restricted Stock Units. A participant will not realize income upon the grant of restricted stock units, but will realize ordinary income, and the Company will be entitled to a corresponding deduction (subject to the limitations of Code Section 162(m)), when the restricted stock units are settled in cash and/or shares of common stock of the Company. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance.

Performance Awards. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

Further, to the extent that compensation provided under the 2018 Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

New Plan Benefits

It is within the discretion of the Committee to determine which employees, non-employee directors and consultants will receive awards and the amount and type of such awards. It is not presently possible to determine the total number of individuals to whom awards will be made in the future under the Plan or the amount of such awards.

Equity Compensation Plan Information

The following table provides information about Barnwell's common stock that may be issued upon exercise of options and rights under Barnwell's existing equity compensation plan as of September 30, 2025:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted- average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	569,174	$3.38	751,724
Equity compensation plans not approved by security holders	—	—	—
Total	569,174	$3.38	751,724

(1) In addition to shares issuable upon exercise of stock options, includes 154,174 restricted stock units, issuable under the 2018 Equity Incentive Plan at a rate of one share for each restricted stock unit. The restricted stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

Interests of Certain Persons

The Company’s Chief Executive Officer, Craig D. Hopkins, and Chief Financial Officer, Philip Patman, Jr., who also serve as members of the Board of Directors, have a material interest in this Proposal No. 2. During the 2026 calendar year, the Committee approved certain Awards to Messrs. Hopkins and Patman under the 2018 Plan that, when aggregated with other awards granted to them during the same calendar year, exceeded the applicable Individual Award Limits then in effect under Section 4.2 of the Plan. If stockholders approve the increase to the Individual Award Limits proposed herein, the revised limits would, if applied retroactively or in conjunction with any ratification of the Awards, provide additional support for the validity of such grants. In addition, as participants in the 2018 Plan, Messrs. Hopkins and Patman would benefit from the increased Individual Award Limits on a going-forward basis, as such increased limits would permit the Committee to grant larger equity awards to them in future calendar years.

The ratification of the Awards granted to Messrs. Hopkins and Patman is the subject of a separate proposal (Proposal No. 3) in this Proxy Statement. Stockholders should be aware that approval of this Proposal No. 2 and approval of Proposal No. 3 address related but distinct matters: this Proposal No. 2 would increase the Individual Award Limits on a prospective basis, while Proposal No. 3 seeks ratification of the specific Awards previously granted in excess of the current limits. Each proposal is being submitted for stockholder approval independently, and the approval or disapproval of one proposal does not affect the validity of stockholder action on the other.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required for approval of the amendments to the 2018 Equity Incentive Plan.

A majority of the members of the Board voted to amend the 2018 Plan and to recommend to the stockholders to vote to approve such amendments.

Our Board of Directors recommends a vote FOR the approval of the 2018 Equity Plan Amendment.

PROPOSAL NO. 3
RATIFICATION OF THE EQUITY AWARDS GRANTED IN EXCESS OF INDIVIDUAL AWARD LIMITS UNDER THE 2018 EQUITY INCENTIVE PLAN

The Board is asking stockholders to ratify certain equity awards (the “Awards”) that were granted to participants under the Company’s 2018 Equity Incentive Plan or the “2018 Plan” in excess of the per-participant annual award limits set forth in Section 4.2 of the Plan. The Board believes these awards were appropriate and in the best interests of the Company and its stockholders, and is seeking stockholder ratification to confirm their validity notwithstanding the applicable 2018 Plan limitations.

Description of the Plan Limitation

Section 4.2 of the 2018 Plan provides that, subject to adjustment as provided in Section 8 of the 2018 Plan, the maximum number of shares of common stock that may be subject to awards granted to any individual during any calendar year shall not exceed: (i) 120,000 shares with respect to Options that are Incentive Stock Options; (ii) 120,000 shares with respect to Options (other than Incentive Stock Options) and Stock Appreciation Rights; (iii) 60,000 shares with respect to Restricted Stock Awards and Restricted Stock Unit Awards; and (iv) 60,000 shares with respect to all other Awards, including Awards intended to constitute Qualified Performance Awards (collectively, the “Individual Award Limits”). Section 4.2 further provides that, notwithstanding the foregoing limits, a non-employee director receiving a Stock Grant in lieu of fees may receive shares equal to the greater of the applicable individual limit for Stock Grants or the dollar value of such director’s annual director fees (including any additional fees for committee or similar work).

Description of the Awards

During the 2026 fiscal year, the Compensation Committee of the Board approved certain awards to two participants that, when aggregated with other awards granted to such participants during the same calendar year, resulted in grants that exceeded the applicable Individual Award Limits. Specifically, the Awards consisted of the following:

1.         The grants on Jan. 9, 2025 to our Chief Executive Officer, President, and Director Craig Hopkins, of (a) 45,000 restricted stock units and (b) 21,000 restricted stock units.  Both awards vest in equal annual increments over a period of three years (33.33% vesting on Jan. 9, 2026; 33.33% vesting on Jan. 9, 2027; and 33.33% vesting on Jan. 9, 2028).

2.         The grants to our Chief Financial Officer, Treasurer, Secretary and Director, Philip Patman, Jr., of (a) 83,207 shares of the Company’s common stock, (b) 83,208 restricted stock units, and (c) 185,000 ten year term stock options with a strike price equal to the fair market value of the Company’s Common Stock on the grant date, as are all described in Section 3.4 of the Executive Employment Agreement Between Barnwell Industries, Inc. and Philip F. Patman, Jr. (Effective as of October 27, 2025) and the Stock Grant Award Agreement, Restricted Stock Unit Award Agreement, and Stock Option Award Agreements dated effective October 27, 2025.  Of this award, the 83,207 shares vested immediately, and the 83,208 restricted stock units and 185,000 stock options then vest over a period of three years (34% vesting on October 27, 2026; 33% vesting on October 27, 2027; and 33% vesting on October 27, 2028).

3.          The grant to our Chief Financial Officer, Treasurer, Secretary and Director, Philip Patman, Jr. of 9,346 restricted stock units by Restricted Stock Unit Award Agreement dated effective December 10, 2025. All of this award is scheduled to vest on September 30, 2026.

4.         The grant to Dragon Blue LLC of 75,000 restricted stock units by Consulting Services Agreement and Restricted Stock Award Agreement dated effective January 26, 2026. Dragon Blue LLC is a consulting company primarily owned by a person providing certain consulting services to the Company.  This award vests over a period of one year, specifically 6,250 restricted stock units per month for a period of one year, so long as the Consulting Services Agreement remains in effect.

Because certain of the Awards, when aggregated with other awards granted to the same participants during the same calendar year, exceeded the applicable Individual Award Limits, the Company is seeking stockholder ratification of all Awards described above in their entirety, rather than solely the incremental shares in excess of such limits. The specific terms, grants dates, and number of shares subject to each Award are described above under “Description of Awards.”

Reasons for the Proposal

The Awards were granted inadvertently due to an administrative oversight in tracking cumulative awards against the Individual Award Limits during the applicable calendar year. The Board and the Compensation Committee believe that the Awards were otherwise properly authorized, were granted on terms consistent with the Company’s compensation philosophy, and were appropriate in light of each recipient’s contributions to the Company. The awards were granted at fair market value on the applicable grant dates, and are subject to the same terms and conditions as all other awards granted under the 2018 Plan.

Because some of the Awards exceeded the Individual Award Limits set forth in the Plan, there is a question as to whether such awards were validly granted. Rather than rescind the Awards and disrupt compensation arrangements that the Board believes were appropriate and in the best interests of the Company, the Board is asking shareholders to ratify the Awards as if the Individual Award Limits had not applied to such grants.

Effect of Shareholder Ratification

If stockholders approve this proposal, the Awards will be deemed to have been validly granted under the 2018 Plan, and all terms and conditions of such awards (including vesting schedules, exercise prices, and expiration dates) will remain in effect as originally granted. The ratification will not increase the aggregate share pool available under the Plan, will not modify the Individual Award Limits on a going-forward basis, and will not authorize any additional awards beyond those specifically identified in this proposal.

If stockholders do not approve this proposal, the Board will evaluate available alternatives with respect to the Awards, which may include rescission of the portion of the awards that exceeded the Individual Award Limits and the grant of replacement awards (to the extent permitted under the 2018 Plan), or such other action as the Board determines to be appropriate and in the best interests of the Company and the affected participants.

No Material Change to the 2018 Plan

This proposal does not amend the 2018 Plan or modify the Individual Award Limits for future awards. The Plan will continue to operate in accordance with its existing terms, including the Individual Award Limits, following shareholder action on this proposal. The Company has implemented enhanced administrative procedures to monitor compliance with the Individual Award Limits on a prospective basis.

Interests of Certain Persons

The Company’s Chief Executive Officer and President, Craig Hopkins, and Chief Financial Officer, Philip Patman, Jr., who also serve as members of the Board of Directors, have a direct and material interest in this Proposal No. 3. Messrs. Hopkins and Patman are recipients of Awards that are the subject of this ratification proposal. During the 2026 calendar year, the Compensation Committee approved certain equity awards to Messrs. Hopkins and Patman under the 2018 Plan that, when aggregated with other awards granted to them during the same calendar year, exceeded the applicable Individual Award Limits set forth in Section 4.2 of the 2018 Plan. If stockholders ratify the Awards, the awards granted to Messrs. Hopkins and Patman in excess of the Individual Award Limits will be deemed validly granted, and all terms and conditions of such awards, including vesting schedules, exercise prices, and expiration dates, will remain in effect as originally granted. If stockholders do not ratify the Awards, the Board will evaluate available alternatives with respect to Hopkins and Patman’s awards, which may include rescission of the portion of such awards that exceeded the Individual Award Limits and the grant of replacement awards (to the extent permitted under the 2018 Plan), or such other action as the Board determines to be appropriate.

Stockholders should also be aware that the increase to the Individual Award Limits is the subject of a separate proposal (Proposal No. 2) in this Proxy Statement. Approval of Proposal No. 2 and approval of this Proposal No. 3 address related but distinct matters: Proposal No. 2 would increase the Individual Award Limits on a prospective basis, while this Proposal No. 3 seeks ratification of the specific Awards previously granted in excess of the current limits. Each proposal is being submitted for stockholder approval independently, and the approval or disapproval of one proposal does not affect the validity of stockholder action on the other.

Tax Considerations

To the extent any of the Awards were intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code, the Company will evaluate whether such awards satisfy the requirements for Incentive Stock Option treatment following ratification and will take such corrective action as may be appropriate, including recharacterization as Non-Qualified Stock Options if necessary.

The ratification of the Awards is not expected to result in any additional tax liability to the Company or the affected participants beyond what would have applied had the awards been validly granted within the Individual Award Limits, subject to any determinations regarding Incentive Stock Option qualification described above.

Vote Required

The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required for approval of the ratification of the Awards granted in excess of the Individual Award Limits under the 2018 Equity Incentive Plan.

Our Board of Directors recommends a vote "FOR" the ratification of the Awards granted in excess of the Individual Award Limits under the 2018 Equity Incentive Plan.

PROPOSAL NO. 4
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, we are required to include in this Proxy Statement and to present at the meeting a non-binding stockholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal gives stockholders the opportunity to approve or not approve the compensation of the Company’s named executive officers that is disclosed in this Proxy Statement. A proposal will be presented at the meeting in the form of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the executive compensation section, the compensation tables and related material in the Company’s Proxy Statement for the annual meeting.

As provided by law, this vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. The vote will not affect any compensation paid or awarded to any executive.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board or the Compensation Committee of the Board. However, the Board and the Compensation Committee of the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Board believes that our compensation policies and procedures achieve our objective, and therefore recommends that stockholders vote FOR this resolution.

PROPOSAL NO. 5
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables the Company’s stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on our named executive officers’ compensation once every one, two, or three years.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation once every one (1) year is appropriate for the Company and its stockholders at this time.

Although this is the recommendation of the Board, the proxy card gives stockholders four choices (every one, two or three years or abstain) and stockholders are not voting to approve or disapprove the Board’s recommendations. Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted for “EVERY ONE YEAR” with respect to this proposal. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on our executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE FOR “EVERY ONE YEAR” ON THE ADVISORY APPROVAL OF THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.

PROPOSAL NO. 6
RATIFICATION OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2026

The Audit Committee has appointed Weaver and Tidwell, L.L.P. to serve as our independent registered public accounting firm for fiscal year 2026. Weaver and Tidwell, L.L.P. has served as the Company’s independent registered public accounting firm since 2020 and is considered by management to be well qualified. Although stockholder ratification of the Audit Committee’s appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm is not required, the Board of Directors is submitting the appointment of Weaver and Tidwell, L.L.P. to the stockholders for ratification. If the stockholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm. In addition, even if the stockholders ratify the appointment of Weaver and Tidwell, L.L.P., the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company. We are asking our stockholders to ratify the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for fiscal year 2026.

Weaver and Tidwell, L.L.P. expects to have a representative available at the meeting who will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for the fiscal year ending September 30, 2026.

The Board recommends a vote FOR the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file certain reports of beneficial ownership with the SEC. Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than 10% beneficial owners, complied with all Section 16(a) filing requirements applicable to them during the Company’s most recently completed fiscal year, except as noted below:

•Philip J. McPherson inadvertently filed a late Form 3 with respect to his initial statement of beneficial ownership. This report has since been filed.
•Kenneth S. Grossman inadvertently filed one late Form 4 reporting a common stock award granted on September 29, 2025. This report has since been filed.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all of our executive and non-executive employees. The code of ethics contains certain additional terms applicable to our Chief Executive Officer and Chief Financial Officer. The Company’s code of ethics may be found on the Company’s website at https://ir.brninc.com/assets/uploads/2026/05/Code-of-Ethics-Final-120911.pdf.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2027 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules and our Bylaws, if a stockholder wants us to include a proposal in our 2027 proxy materials for presentation at our 2027 Annual Meeting of Stockholders, then, as described below, the proposal must be received at our principal executive offices.

	Proposals for inclusion in the 2027 Proxy Statement	Other proposals/nominees to be presented at the 2027 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2027 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act
Stockholders may present proposals for business to be considered or proposals for director nominations directly at the 2027 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article I, Section 1.13 of our Bylaws.*

When proposal must be received by the Company	No later than March 31, 2027
No earlier than March 1, 2027, and no later than March 31, 2027.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Barnwell’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Barnwell’s nominees) no later than April 30, 2027.

Where to send	Delivered to, or be mailed and received at the Company’s principal executive offices: Office of the Corporate Secretary 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046
What to include	The information required by Rule 14a-8 of the Exchange Act
The information required by our Bylaws including, without limitation, the following information with respect to stockholder director nominees (among other matters): (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee including all information related to the candidate that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act and related rules and regulations, and (iii) a representation from the nominee that he or she is not party to and will not become a party to any agreement about how such person will act or vote on Board matters that has not been disclosed to the Company, (iv) disclosure of any agreement or arrangement with any person, other than the Company, to any direct or indirect compensation, reimbursement or indemnification for service as a Board member.

*	Our Bylaws are available upon request by writing to: Barnwell Industries, Inc., Office of the Corporate Secretary 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046

GENERAL

No business other than those set forth in Items (1), (2) (3), (4), (5) and (6) of the Notice of the 2026 Annual Meeting is expected to come before the meeting, but should any other matters requiring a vote of stockholders properly arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the best interests of the Company.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

Stockholders may obtain a copy, without charge, of the Company’s 2026 Annual Report, as filed with the Securities and Exchange Commission, by writing to Philip F. Patman, Jr., Barnwell Industries, Inc., 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046 or by sending an email to barnwellinfo@brninc.com or by following the “Investors” and “SEC Filings” tabs at the Company’s website (www.brninc.com).

If you have any questions or require any assistance with voting your shares, please call Barnwell’s proxy solicitor:

GEORGESON
Stockholders may call toll free at +1 (888) 550-7420 or
contact them by email at: Barnwell2026@georgeson.com

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s 2025 Annual Report on Form 10-K for the year ended September 30, 2025, and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Except as required by applicable law, all information contained herein is as of the date of this Proxy Statement, and the Company does not intend to update this information.

By Order of the Board of Directors,

/s/ Philip F. Patman, Jr.
PHILIP F. PATMAN, JR. Secretary

Dated: May 20, 2026

Appendix A

AMENDMENT NO. 1
BARNWELL INDUSTRIES, INC.
TO AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN

Section 4.1 Plan Share Limits and Section 4.2 Individual Share Limits, shall be amended and restated in their entirety to read as follows:

4.1        Plan Share Limits.  Subject, however, to the provisions of Section 8 of the Plan, a total of 3,080,000 shares of Stock shall be authorized for Awards granted under the Plan.  The maximum number of shares of Stock (subject to adjustment under Section 8 of the Plan) which may be the subject of Incentive Stock Options is 3,080,000. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

4.2         Individual Share Limits.  Subject to adjustment as provided in Section 8 of the Plan, the maximum number of shares of Stock that:  (i) may be subject to Options that are Incentive Stock Options that are granted to any individual during any calendar year shall not exceed 340,000 shares of Stock; (ii) may be subject Options (other than Incentive Stock Options) and Stock Appreciation Rights that are granted to any individual during any calendar year shall not exceed 340,000 shares of Stock; (iii) may be subject to Restricted Stock Awards and Restricted Stock Unit Awards that are granted to any individual during any calendar year shall not exceed 270,000 shares of Stock and (iv) may be subject to all other Awards, including Awards intended to constitute Qualified Performance Awards, granted to any individual during any calendar year shall not exceed 100,000 shares of Stock. Notwithstanding the foregoing, for a non-employee director who is receiving a Stock Grant in lieu of fees, the maximum number of shares of Stock that such director may receive with respect to such Stock Grant shall be equal to the greater of the individual limit for Stock Grants above or the dollar value of such director’s director fees (including any additional fees for committee or similar work) for a year.

SCAN TO VIEW MATERIALS & VOTE BARNWELL INDUSTRIES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342 w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above BRENTWOOD, NY 1171 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 28, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 28, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T00548-P53627 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BARNWELL INDUSTRIES, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Craig D. Hopkins 02) Philip F. Patman, Jr. 03) Kenneth S. Grossman 04) Joshua S. Horowitz 05) Philip J. McPherson 06) Joshua E. Schechter The Board of Directors recommends you vote FOR the following proposals: For Against Abstain2.The approval of amendments to the 2018 Equity Incentive Plan (the “2018 Plan”) to (i) increase the number of shares available for issuance under the 2018 Plan from 1,600,000 to 3,080,000, and (ii) increase the individual annual share limits set forth in Section 4.2 of the 2018 Plan;3. Ratification of certain equity awards granted in excess of individual share limits under the 2018 Plan;4. An advisory (non-binding) vote on executive compensation; The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 5. An advisory (non-binding) vote on the frequency of the advisory vote on executive compensation; The Board of Directors recommends you vote FOR the following proposal: For Against Abstain The ratification of the appointment of Weaver and Tidwell, L.L.P. as our independent registered public accounting firm for the fiscal year ending September 30, 2026. NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's Annual Report to Stockholders for the fiscal year ended September 30, 2025. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

T00549-P53627 BARNWELL INDUSTRIES, INC. Annual Meeting of Stockholders June 29, 2026 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Barnwell Industries, Inc., a Delaware corporation, hereby appoint(s) Craig D. Hopkins and Philip F. Patman, Jr., and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 24 Greenway Plaza, Suite 1800Q, Houston, Texas 77046 on June 29, 2026 at 10:00 AM, Central Daylight Time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommend where a choice is not specified. Continued and to be signed on reverse side